                                                                    EXHIBIT 5.01
                                                                    ------------

                               November 25, 1998

Advanced Micro Devices, Inc.
One AMD Place
Sunnyvale, CA 94088-3453

Gentlemen/Ladies:

At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about November 25, 1998 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 4,700,000 shares of your Common Stock (the "Stock"), subject to issuance by you upon the exercise of options granted or to be granted under the Advanced Micro Devices, Inc. 1998 Stock Incentive Plan (the "Plan"). In rendering this opinion, we have examined the following:

     (1) the Registration Statement together with the Exhibits filed as a part thereof, including without limitation the Option Plans and related grant and exercise form agreements;

     (2)  the Prospectus prepared in connection with the Registration Statement;

     (3) the minutes of meetings and actions by written consent of the Board of Directors pertaining to the adoption of the Plan that are contained in your minute books that are in our possession;

     (4) the stock records that you have provided to us (consisting of a document from your transfer agent dated as of November 20, 1998 verifying the number of your issued and outstanding shares of capital stock as of such date and a list of all outstanding options that was prepared by you and dated November 20, 1998 verifying the number of such issued and outstanding securities); and

     (5) a Management Certificate addressed to us and dated of even date herewith executed by Advanced Micro Devices, Inc. (the "Company") containing certain factual and other representations.

     For purposes of this opinion, we have confirmed with the Commission that the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on September 14, 1979 is still effective, that there is no stop order issued for the Registration Statement on Form 8-A and that you are eligible to use Form S-8.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information included in the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts
                                        -------
that would lead us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California and (without reference to case law or secondary sources) the existing Delaware General Corporation Law.

     Based upon the foregoing, it is our opinion that the 4,700,000 shares of Stock that may be issued and sold by you upon the exercise of options granted or to be granted under the Option Plans, when issued and sold in accordance with the respective Option Plan and purchase agreements to be entered into thereunder, and in the manner referred to in the Prospectus associated with the Registration Statement, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus prepared in connection therewith and any amendments thereto.

     This opinion speaks only as of its date and is intended solely for the your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                              Very truly yours,



                              /s/ Fenwick & West LLP

                                       2